UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 14, 2004

THE CHUBB CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey	1-8661	13-2595722

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Mountain View Road, P.O. Box 1615, Warren, New Jersey		07061-1615

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(908) 903-2000

Not Applicable

(Former name or former address, if changed since last report.)

Item 9. Regulation FD Disclosure.
SIGNATURES

Item 9. Regulation FD Disclosure.

On April 14, 2004, a subsidiary of The Chubb Corporation consummated the sale of a total of 54,529,566 ordinary shares of Hiscox plc for aggregate net proceeds of $160 million, which resulted in a realized gain before taxes of approximately $11 million.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE CHUBB CORPORATION

Date:	April 14, 2004	By:	/s/ Joanne L. Bober

		Name:	Joanne L. Bober
		Title:	Senior Vice-President and General Counsel